News Release

Contacts:

Integra LifeSciences Holdings Corporation

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Media Contact:
Gianna Sabella
(609) 936-2389
gianna.sabella@integralife.com

Integra LifeSciences Announces Strategic Portfolio Alignment and Plans to Create Stand-alone Spine Business as a Separate Public Company

•	Plans to Spin Off Spine Business to Create SeaSpine, a New Publicly Traded Company, By Means of Tax-Free Distribution to Integra Shareholders

•	Both Companies Will be Leaders in Providing Regenerative Technologies

•	Integra to Operate as Two Global Divisions in 2015 Upon Completion of the Spin-Off: Specialty Surgical Solutions and Orthopedics & Tissue Technologies

Plainsboro, New Jersey / November 3, 2014 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today announced that it plans to spin off its Spine business to Integra shareholders on a tax-free basis. The spin-off will create a new publicly traded company called SeaSpine focused on developing, marketing and selling spine hardware and orthobiologics. Integra will continue to focus on providing specialty surgical solutions, orthopedics and tissue technologies to surgeons. The portfolio realignment is part of a larger transformation strategy, which began in 2012 and centers on optimizing the business and accelerating growth. Both companies will continue to be leaders in providing innovative regenerative technology solutions in their respective fields.

“These strategic changes create a much stronger platform for organic growth and execution, and we believe both companies will grow faster separately than together,” said Peter Arduini, Integra’s President and Chief Executive Officer. “Moving forward, Integra will have a simpler, more focused structure from which to operate, which should improve our ability to achieve our longer-term growth and margin improvement objectives. Further, we believe these moves create exciting opportunities for our shareholders and both organizations,” added Mr. Arduini.

Spin-off of the Spine Business Creates Shareholder Value and Faster Revenue Growth

Following a strategic review by Integra’s Board of Directors, Integra believes a separation will:

•	Provide both companies with a faster top-line growth profile;

•	Allow the new SeaSpine, a stand-alone spine hardware and orthobiologics company, to invest more in top-line growth initiatives, such as sales, marketing and R&D, and to access the capital markets;

•	Accelerate Integra’s operating margin expansion plans; and

•	Unlock equity value for Integra’s shareholders.

Under the proposed plan, the new spine business will operate as an independent, publicly held company with an estimated $140 million of trailing twelve month revenue as of September 30, 2014. The new SeaSpine will consist of a comprehensive portfolio of spinal hardware solutions, including unique interbody devices, minimally invasive surgery solutions, and deformity correction products, as well as IsoTis, a leading brand in orthobiologics, including a full range of osteoconductive and osteoinductive solutions utilizing unique demineralized bone, and synthetic matrices. The transaction is expected to be completed within twelve months and, due to its international scope, will entail the consultation in due course of any local staff representatives when required by law.

Following the spin-off, Integra management expects that both independent companies will have strong balance sheets and access to the capital necessary to invest in their respective business priorities.

Integra’s Board of Directors plans to name Kirt Stephenson, former Chief Executive Officer and Co-Founder of SeaSpine, as Chairman of the Board of Directors of the new SeaSpine. SpencerStuart has been engaged to identify a chief executive officer. SeaSpine will operate out of the current locations in southern California.

“I’m excited about the opportunity to create another company focused on growth through new product development, strategic acquisitions and partnerships,” said Stuart Essig, Integra’s Chairman of the Board of Directors. As a public company, SeaSpine will have a host of options to accelerate its growth and effectively invest in new business opportunities. The Board believes this will be achieved more fully as a stand-alone public company rather than through a strategic merger or divestiture of the business. Further, Rich Caruso, Integra’s Founder, and I personally look forward to remaining shareholders of both great companies.”

Alignment of Integra Portfolio: Creating the Specialty Surgical Solutions Division

•	Integra expects in 2015 to operate in three global business areas, which will become two business areas after giving effect to the spin-off transaction:

o	Orthopedic and Tissue Technologies, focused on extremities and wound care;

o	Specialty Surgical Solutions, focused on neurosurgery and instruments with the ability to expand these strong platforms and more effectively invest in growth; and

o	Spine (ultimately to become independent), focused on spinal hardware and orthobiologics.

•	Each business will have a leading portfolio of regenerative technology and a strong, balanced pipeline of organic and inorganic opportunities for growth.

Specialty Surgical Solutions

The new global Specialty Surgical Solutions division will leverage Integra’s market-leading positions in both neurosurgery and instruments. The integrated organization will enable a larger potential market in which this business can achieve its communicated growth trajectory.

Orthopedics and Tissue Technologies

The Orthopedics and Tissue Technologies division will focus investments in developing a wound care channel and increasing clinical focus in extremities globally.

Dan Reuvers, Corporate Vice President, President, International will continue to run a commercial management structure to prioritize and focus Integra’s sales and marketing investments in international markets. Robert T. Davis, Jr., Corporate Vice President, President, Specialty Surgical Solutions will lead the newly created division. Mark Augusti, Corporate Vice President, President, Orthopedics and Tissue Technologies will have global responsibility for this division.

“These proposed changes represent a continued focus on optimizing and accelerating growth,” said Mr. Arduini. “We are excited about the opportunities for both companies and will provide updates on an ongoing basis as the transaction unfolds,” added Mr. Arduini.

Transaction Details

Following the spin-off, it is anticipated that both independent companies will have strong balance sheets and the access to capital necessary to invest in their respective business priorities. The spin-off transaction is expected to take the form of a distribution that is tax-free to Integra shareholders of publicly traded stock in the new SeaSpine. The transaction is expected to be completed within twelve months and is subject to certain customary conditions, including final approval by the Integra Board of Directors, confirmation of the tax-free nature of the transaction, and the effectiveness of a registration statement that will be filed with the Securities and Exchange Commission, including information about the separation, distribution and related matters. The contemplated spin-off transaction will not require a shareholder vote. While Integra expects the spin-off transaction to close within twelve months, there can be no assurances regarding the ultimate timing of the transaction or that the transaction will be completed. In addition, due to its international scope, it will entail the consultation in due course of any local staff representatives when required by law.

Integra expects to incur one-time charges related to the transaction during the reporting periods preceding the separation. Integra provides full information regarding its expectation for 2014 financial results, including the impact of these one-time separation charges, in its financial results press release published concurrently with this announcement.

Integra has engaged Piper Jaffray & Co. as its financial advisor and Latham & Watkins LLP as its legal counsel in connection with the proposed spin-off transaction.

Discussion on Financial Results Conference Call at 4:30PM ET Today

Integra management will discuss the strategic updates outlined above and review the planned separation of the spine business on its previously scheduled earnings call today at 4:30pm ET. Presentation materials for the call are now available on Integra’s Investor Relations website: investor.integralife.com Access to the live call is available by dialing (913) 312-1500 and using the passcode 8063250. The call can also be accessed through a webcast via a link provided on the Investor Relations website. Access to the replay is available through November 21, 2014 by dialing (719) 457-0820 and using the passcode 8063250. The webcast and reference slides will also be archived on the website.

Investor Meeting at the North American Spine Society (“NASS”) Meeting

Integra is also announcing today that the Company will hold a meeting for investors in San Francisco, CA on November 13, 2014 from 11:00am to 12:00pm (PST). The Company is also participating in the North American Spine Society annual meeting in San Francisco from November 12-14, 2014. Access to the live call is available by dialing (719) 325-2452 and using the passcode 3703788. The call can also be accessed through a webcast via a link provided on the Investor Relations website. Presentation slides to accompany the call will be posted to the Investor Relations homepage of Integra's website at investor.integralife.com. The webcast and reference slides will also be archived on the website.

About Integra

Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading regenerative technologies, in specialty surgical solutions, orthopedics and tissue technologies, and spine hardware and orthobiologics. For more information, please visit www.integralife.com

Certain statements in this news release (including statements regarding the company's forecasts, estimates and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding each company's future financial performance, plans for executing the spin-off, (including the costs related thereto), the benefits of the spin-off to our shareholders and to each company, the taxable nature of the spin-off, future prospects of the companies as independent companies, revenue and market growth and similar statements are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: each company's ability to respond to the changes in its end markets that could affect demand for the company's products; the ability to achieve anticipated growth rates, margins and scale and to execute on our strategy generally; unanticipated changes in business relationships with customers or their purchases from each company; weakness in global or regional economic conditions and financial markets; the ability to achieve satisfactory operating results in the integration of acquired companies; uncertainties that may delay or negatively impact the spin-off or cause the spin-off to not occur; uncertainties related to each company’s ability to realize the anticipated benefits of the spin-off, including new focus and anticipated growth; the inability to realize the benefits of a simplified structure; the inability to establish or maintain certain business relationships between both companies; disruptions to operations as a result of effecting the spin-off; demand for and market acceptance of risks for new and existing products; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; U.S. healthcare reform and other global austerity measures; reimbursement and rebate policies of government agencies and private payers; product development risks; additional indications and therapeutic applications for medical products, biologics, and medical devices; timely submission and approval of regulatory filings; inventory reductions or fluctuations in buying patterns; the availability of acceptable raw materials and component supply; the ability to enforce company patents; and foreign currency fluctuations. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2013, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.